As filed with the Securities and Exchange
                           Commission on July 14, 2003
                                                           Registration No. 333-
 ------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    _________________________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                    -----------------------------------------
                             IMS Health Incorporated
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                         06-1506026
 (State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

                                 1499 Post Road
                          Fairfield, Connecticut 06824
               (Address of Principal Executive Offices) (Zip Code)

    1998 IMS Health Incorporated Non-Employee Directors' Stock Incentive Plan
                            (Full Title of the Plan)
                    -----------------------------------------
                            Robert H. Steinfeld, Esq.
              Senior Vice President, General Counsel and Secretary
                             IMS Health Incorporated
                                 1499 Post Road
                          Fairfield, Connecticut 06824
                     (Name and Address of Agent For Service)
                                 (203) 319-4700
          (Telephone Number, Including Area Code, of Agent for Service)
                    -----------------------------------------
                           Copy to Bonnie J. Roe, Esq.
                             Day, Berry & Howard LLP
                              One Canterbury Green
                           Stamford, Connecticut 06901
                                 (203) 977-7300

                                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title Of Securities     Amount To Be Registered     Proposed Maximum       Proposed Maximum           Amount Of
To Be Registered                                   Offering Price Per         Aggregate         Registration Fee (1)
                                                       Share (1)          Offering Price (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock,                 523,458 shares             $18.33             $9,594,985.14              $776.23
par value $.01 per
share
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average high and low price per share of Common Stock as reported on the New York Stock Exchange on July 9, 2003.

          This Registration Statement on Form S-8 is filed for the purpose of registering an additional 523,458 shares of common stock, par value $.01 per share (the "Common Stock"), of IMS Health Incorporated (the "Company") issuable pursuant to the Company's 1998 Non-Employee Directors' Stock Incentive Plan (the "Plan"), as amended and restated as of May 2, 2003. The Company has previously registered an aggregate of 386,504 shares of its Common Stock (after giving effect to stock splits) issuable under the Plan pursuant to the following registration statements (including a post-effective amendment to a registration statement) on Form S-8 (collectively, the "Prior Registration Statements"):

           (a) Registration Statement No. 333-69195, filed with the Securities and Exchange Commission (the "Commission") on December 18, 1998 (the "Initial Registration Statement");

           (b) Post-Effective Registration Statement No. 1 to the Initial Registration Statement, filed with the Commission on January 14, 1999; and

           (c) Registration Statement No. 333-53712, filed with the Commission on January 16, 2001.

Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are hereby incorporated by reference in this Registration Statement.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3   Incorporation of Documents by Reference

         The following documents previously filed with the Commission by the Company are incorporated by reference in this Registration Statement:

         (a) The Prior Registration Statements;

         (b) The Company's Annual Report on Form 10-K, filed with the Commission on March 14, 2003; its Current Report on Form 8-K, filed with the Commission on April 16, 2003; its Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2003; its Current Report on Form 8-K, filed with the Commission on May 8, 2003; and its Current Report on Form 8-K, filed with the Commission on June 23, 2003; and

         (c) The description of the Common Stock contained in the Company's Form 10-A/2 filed on June 17, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8   Exhibits

         The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit Number      Description of Exhibits
--------------      -----------------------



4.1 Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, filed on June 12, 1998).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3 Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, filed on June 12, 1998).

4.4 Rights Agreement, dated as of June 15, 1998, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 1, 1999).

4.5 Amendment No. 1 to the Rights Agreement, dated as of March 28, 2000, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to
                    Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15,
                    2000).

4.6 Amendment No. 2 to the Rights Agreement, dated as of July 18, 2000, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to
                    Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 13, 2000).

4.7 Note Purchase Agreement, dated as of January 15, 2003, between IMS Health Incorporated and each purchaser party thereto relating to the issuance and sale of $150,000,000 aggregate principal amount of 4.60% Senior Notes due 2008 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 14, 2003).

5 Opinion of Day, Berry & Howard LLP as to the validity of the securities registered hereby, including consent of such counsel.

10.1 1998 IMS Health Incorporated Non-Employee Directors' Stock Incentive Plan, as amended and restated as of May 2, 2003.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Day, Berry & Howard LLP (See Exhibit 5).

24                  Power of attorney (see signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on July 14, 2003.

                                           IMS HEALTH INCORPORATED


                                           By: /s/ David M. Thomas
                                               --------------------
                                               Name:  David M. Thomas
                                               Title: Chairman and Chief
                                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes David M. Thomas and Robert H. Steinfeld and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.


Signature                                Title                                  Date
---------                                -----                                  ----
/s/ David M. Thomas                      Chairman, Chief Executive Officer      July 14, 2003
--------------------                     and Director
David M. Thomas


/s/ Nancy E. Cooper                      Senior Vice President                  July 14, 2003
-------------------                      and Chief Financial Officer
Nancy E. Cooper


/s/ Leslye G. Katz                       Vice President and Controller          July 14, 2003
------------------
Leslye G. Katz


/s/ Constantine L. Clemente              Director                               July 14, 2003
---------------------------
Constantine L. Clemente


/s/ James D. Edwards                     Director                               July 14, 2003
--------------------
James D. Edwards


/s/ Kathryn E. Giusti                    Director                               July 14, 2003
---------------------
Kathryn E. Giusti


/s/ John P. Imlay, Jr.                   Director                               July 14, 2003
----------------------
John P. Imlay, Jr.


/s/ Robert J. Kamerschen                 Director                               July 14, 2003
------------------------
Robert J. Kamerschen




/s/ H. Eugene Lockhart                   Director                               July 14, 2003
----------------------
H. Eugene Lockhart


/s/ M. Bernard Puckett                   Director                               July 14, 2003
----------------------
M. Bernard Puckett


/s/ William C. Van Faasen                Director                               July 14, 2003
-------------------------
William C. Van Faasen





                                INDEX OF EXHIBITS


Exhibit Number       Description of Exhibits
--------------       -----------------------

4.1 Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, filed on June 12, 1998).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3 Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, filed on June 12, 1998).

4.4 Rights Agreement, dated as of June 15, 1998, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 1, 1999).

4.5 Amendment No. 1 to the Rights Agreement, dated as of March 28, 2000, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to
                    Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15,
                    2000).

4.6 Amendment No. 2 to the Rights Agreement, dated as of July 18, 2000, between IMS Health Incorporated and First Chicago Trust Company of New York (incorporated by reference to
                    Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 13, 2000).

4.7 Note Purchase Agreement, dated as of January 15, 2003, between IMS Health Incorporated and each purchaser party thereto relating to the issuance and sale of $150,000,000 aggregate principal amount of 4.60% Senior Notes due 2008 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 14, 2003).

5 Opinion of Day, Berry & Howard LLP as to the validity of the securities registered hereby, including consent of such counsel.

10.1 1998 IMS Health Incorporated Non-Employee Directors' Stock Incentive Plan, as amended and restated as of May 2, 2003.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Day, Berry & Howard LLP (See Exhibit 5).

24                  Power of attorney (see signature page).